EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 24, 2016, with respect to the consolidated financial statements and schedule as of December 31, 2015 and the year then ended, included in the Annual Report of Sotherly Hotels LP on Form 10-K for the year ended December 31, 2017. We consent to the incorporation by reference of said report in the Registration Statement of Sotherly Hotels LP on Form S-3 (File No. 333- 220369-01).

/s/ Grant Thornton LLP

Arlington, Virginia

March 16, 2018